AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 2011
                                                                                     REGISTRATION NO.  333-175305

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

Amendment No. 1 to
Form S-4
Registration Statement
Under The Securities Act of 1933

_______________

Public Storage
(Exact Name of Registrant as Specified in its Charter)

Maryland	95-3551121
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

701 Western Avenue
Glendale, California 91201-2397
(818) 244-8080
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ronald L. Havner, Jr.
President & Chief Executive Officer
Public Storage
701 Western Avenue
Glendale, California 91201-2397
(818) 244-8080
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Adam O. Emmerich, Esq.	Steven M. Glick, Esq.	James E. Showen, Esq.
Wachtell, Lipton, Rosen & Katz	Stephanie Heim, Esq.	Kevin L. Vold, Esq.
51 West 52nd Street	Public Storage	Hogan Lovells US LLP
New York, New York 10019	701 Western Avenue	Washington, D.C. 20004
(212) 403-1234	Glendale, California	(202) 637-5600
(818) 244-8080

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer    ☒                                                                              Accelerated filer     ☐

Non-accelerated filer      ☐                                                                              Smaller reporting company    ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)     ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)    ☐
__________________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Amendment No. 1 to Form S-4 is being filed solely for purposes of filing certain exhibits to the registration statement.  No changes have been made to the prospectus forming a part of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our declaration of trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission if the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancement of expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Public Storage’s declaration of trust provides that it shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee or officer (including any individual who, at our request, serves or has served as an, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) from and against any claim or liability to which such person may become subject by reason of service in such capacity. Public Storage has the power, with the approval of its board of trustees, to provide indemnification and advancement of expenses to a present or former trustee or officer who served a predecessor of Public Storage in any of the capacities described above and to any employee or agent of Public Storage or a predecessor of Public Storage. Maryland law requires Public Storage to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.

Public Storage has also entered into indemnity agreements with our management and non-management trustees and executive officers.  Public Storage believes the indemnification agreements will assist us in attracting and retaining qualified individuals to serve as our trustees and executive officers.

Item 21. Exhibits and Financial Statement Schedules.

(a) The Exhibit Index filed herewith is incorporated herein by reference.

(b) Financial Statement Schedules:

 See Index to Financial Statement Schedules in registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference.

All other financial statement schedules are omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto.

Item 22.              Undertakings.

 The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the Securities being registered which remains unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes:

(1)
That for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

(3)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(4)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on July 15, 2011.

PUBLIC STORAGE

By:	/s/ Stephanie G. Heim
Stephanie G. Heim Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 15, 2011.

Name	Title

* Ronald L. Havner, Jr.	Vice Chairman of the Board, Chief Executive Officer, President and Trustee (principal executive officer)

* B. Wayne Hughes	Chairman of the Board and Trustee

/s/ John Reyes John Reyes	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

* Tamara Hughes Gustavson	Trustee

* Uri P. Harkham	Trustee

* B. Wayne Hughes, Jr.	Trustee

* Avedick B. Poladian	Trustee

* Gary E. Pruitt	Trustee

* Ronald P. Spogli	Trustee

* Daniel C. Staton	Trustee

______________________________________
* Pursuant to Power of Attorney

By:  /s/ Stephanie G. Heim
Stephanie G. Heim
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number             Description of Exhibit

2.1
Agreement and Plan of Reorganization dated as of June 30, 2011, by and among Public Storage, PS Orangeco Partnerships, Inc., Public Storage Partners, Ltd., Public Storage Partners II, Ltd., Public Storage Properties, Ltd., Public Storage Properties IV, Ltd., Public Storage Properties V, Ltd., Public Storage Partners Merger Co., Inc., Public Storage Partners II Merger Co., Inc., Public Storage Properties Merger Co., Inc., Public Storage Properties IV Merger Co., Inc. and Public Storage Properties V Merger Co., Inc. Previously filed.

3.1
Articles of Amendment and Restatement of Declaration of Trust of Public Storage, a Maryland real estate investment trust.  Filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated by reference herein.

3.2	Bylaws of Public Storage, a Maryland real estate investment trust. Filed with the Registrant’s Current Report on Form 8-K dated May 11, 2010 and incorporated by reference herein.
3.3	Articles Supplementary for Public Storage 6.500% Cumulative Preferred Shares, Series W. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.4	Articles Supplementary for Public Storage 6.450% Cumulative Preferred Shares, Series X. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.5	Articles Supplementary for Public Storage 6.850% Cumulative Preferred Shares, Series Y. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.6	Articles Supplementary for Public Storage 6.250% Cumulative Preferred Shares, Series Z. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.7	Articles Supplementary for Public Storage 6.125% Cumulative Preferred Shares, Series A. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.8	Articles Supplementary for Public Storage 6.600% Cumulative Preferred Shares, Series C. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.9	Articles Supplementary for Public Storage 6.180% Cumulative Preferred Shares, Series D. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.10	Articles Supplementary for Public Storage 6.750% Cumulative Preferred Shares, Series E. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.11	Articles Supplementary for Public Storage 6.450% Cumulative Preferred Shares, Series F. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.

3.12	Articles Supplementary for Public Storage 7.000% Cumulative Preferred Shares, Series G. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.13	Articles Supplementary for Public Storage 6.950% Cumulative Preferred Shares, Series H. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.14	Articles Supplementary for Public Storage 7.250% Cumulative Preferred Shares, Series I. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.15	Articles Supplementary for Public Storage 7.250% Cumulative Preferred Shares, Series K. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.16	Articles Supplementary for Public Storage 6.750% Cumulative Preferred Shares, Series L. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.17	Articles Supplementary for Public Storage 6.625% Cumulative Preferred Shares, Series M. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
3.18	Articles Supplementary for Public Storage 7.000% Cumulative Preferred Shares, Series N. Filed with the Registrant’s Current Report on Form 8-K dated June 28, 2007 and incorporated by reference herein.
3.19	Articles Supplementary for Public Storage 6.875% Cumulative Preferred Shares, Series O. Filed with the Registrant’s Current Report on Form 8-K dated April 8, 2010 and incorporated by reference herein.
3.20	Articles Supplementary for Public Storage 6.5% Cumulative Preferred Shares, Series P. Filed with the Registrant’s Current Report on Form 8-K dated October 6, 2010 and incorporated by reference herein.
3.21	Articles Supplementary for Public Storage 6.5% Cumulative Preferred Shares, Series Q. Filed with the Registrant’s Current Report on Form 8-K dated April 6, 2011 and incorporated by reference herein.
4.1	Master Deposit Agreement, dated as of May 31, 2007. Filed with the Registrant’s Current Report on Form 8-K dated June 6, 2007 and incorporated by reference herein.
5.1	Opinion of Hogan Lovells US LLP as to the legality of the shares being registered. Filed herewith.
8.1	Opinion of Hogan Lovells US LLP as to certain U.S. federal income tax matters. Filed herewith.

10.1
Amended Management Agreement between Registrant and Public Storage Commercial Properties Group, Inc. dated as of February 21, 1995.  Filed with Public Storage Inc.’s (“PSI”) Annual Report on Form 10-K for the year ended December 31, 1994 (SEC File No. 001-0839) and incorporated herein by reference.

10.2
Second Amended and Restated Management Agreement by and among Registrant and the entities listed therein dated as of November 16, 1995.  Filed with PS Partners, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 1996 (SEC File No. 001-11186) and incorporated herein by reference.

10.3
Limited Partnership Agreement of PSAF Development Partners, L.P.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 (SEC File No. 001-0839) and incorporated herein by reference.

10.4
Agreement of Limited Partnership of PS Business Parks, L.P.  Filed with PS Business Parks, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 (SEC File No. 001-10709) and incorporated herein by reference.

10.5
Amended and Restated Agreement of Limited Partnership of Storage Trust Properties, L.P. (March 12, 1999).  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 (SEC File No. 001-0839) and incorporated herein by reference.

10.6	Limited Partnership Agreement of PSAC Development Partners, L.P. Filed with PSI’s Current Report on Form 8-K dated November 15, 1999 (SEC File No. 001-0839) and incorporated herein by reference.
10.7
Agreement of Limited Liability Company of PSAC Storage Investors, L.L.C.  Filed with PSI’s Current Report on Form 8-K dated November 15, 1999 (SEC File No. 001-0839) and incorporated herein by reference.

10.8
Amended and Restated Agreement of Limited Partnership of PSA Institutional Partners, L.P.  Filed with PSI’s Annual Report on Form 10-K for the year ended December 31, 1999 (SEC File No. 001-0839) and incorporated herein by reference.

10.9
Amendment to Amended and Restated Agreement of Limited Partnership of PSA Institutional Partners, L.P.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (SEC File No. 001-0839) and incorporated herein by reference.

10.10
Second Amendment to Amended and Restated Agreement of Limited Partnership of PSA Institutional Partners, L.P.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (SEC File No. 001-0839) and incorporated herein by reference.

10.11
Third Amendment to Amended and Restated Agreement of Limited Partnership of PSA Institutional Partners, L.P.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (SEC File No. 001-0839) and incorporated herein by reference.

10.12
Limited Partnership Agreement of PSAF Acquisition Partners, L.P.  Filed with PSI’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 001-0839) and incorporated herein by reference.

10.13
Credit Agreement by and among Registrant, Wells Fargo Bank, National Association and Wachovia Bank, National Association as co-lead arrangers, and the other financial institutions party thereto, dated March 27, 2007.  Filed with PSI’s Current Report on Form 8-K on April 2, 2007 (SEC File No. 001-0839) and incorporated herein by reference.

10.14*
Post-Retirement Agreement between Registrant and B. Wayne Hughes dated as of March 11, 2004.  Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and incorporated herein by reference.

10.15*
Shurgard Storage Centers, Inc. 1995 Long Term Incentive Compensation Plan. Incorporated by reference to Appendix B of Definitive Proxy Statement dated June 8, 1995 filed by Shurgard (SEC File No. 001-11455).

10.16*
Shurgard Storage Centers, Inc. 2000 Long-Term Incentive Plan. Incorporated by reference to Exhibit 10.27 Annual Report on Form 10-K for the year ended December 31, 2000 filed by Shurgard (SEC File No. 001-11455).

10.17*
Shurgard Storage Centers, Inc. 2004 Long Term Incentive Compensation Plan. Incorporated by reference to Appendix A of Definitive Proxy Statement dated June 7, 2004 filed by Shurgard (SEC File No. 001-11455).

10.18*
Public Storage, Inc. 1996 Stock Option and Incentive Plan.  Filed with PSI’s Annual Report on Form 10-K for the year ended December 31, 2000 (SEC File No. 001-0839) and incorporated herein by reference.

10.19*	Public Storage, Inc. 2000 Non-Executive/Non-Director Stock Option and Incentive Plan. Filed with PSI’s Registration Statement on Form S-8 (SEC File No. 333-52400) and incorporated herein by reference.
10.20*	Public Storage, Inc. 2001 Non-Executive/Non-Director Stock Option and Incentive Plan. Filed with PSI’s Registration Statement on Form S-8 (SEC File No. 333-59218) and incorporated herein by reference.
10.21*	Public Storage, Inc. 2001 Stock Option and Incentive Plan (“2001 Plan”). Filed with PSI’s Registration Statement on Form S-8 (SEC File No. 333-59218) and incorporated herein by reference.
10.22*
Form of 2001 Plan Non-qualified Stock Option Agreement.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (SEC File No. 001-0839) and incorporated herein by reference.

10.23*
Form of 2001 Plan Restricted Share Unit Agreement.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (SEC File No. 001-0839) and incorporated herein by reference.

10.24*
Form of 2001 Plan Non-Qualified Outside Director Stock Option Agreement.  Filed with PSI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (SEC File No. 001-0839) and incorporated herein by reference.

10.25*
Public Storage, Inc. Performance-Based Compensation Plan for Covered Employees.  Filed with PSI’s Current Report on Form 8-K dated May 11, 2005 (SEC File No. 001-0839) and incorporated herein by reference.

10.26*
Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan.  Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-8 (SEC File No. 333-144907) and incorporated herein by reference.

10.27*	Form of 2007 Plan Restricted Stock Unit Agreement. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.
10.28*	Form of 2007 Plan Stock Option Agreement. Filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.
10.29*	Form of Indemnity Agreement. Filed with Registrant’s Amendment No. 1 to Registration Statement on Form S-4 (SEC File No. 333-141448) and incorporated herein by reference.

10.30*.	Amendment to Form of Trustee Stock Option Agreement. Filed as Exhibit 10.30 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference.
10.31*	Revised Form of Trustee Stock Option Agreement. Filed as Exhibit 10.31 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference.
12
Statement Re: Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.  Previously filed as Exhibit 12 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and incorporated herein by reference.

21	List of Subsidiaries. Filed as Exhibit 21 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference.
23.1	Consent of Ernst & Young LLP. Previously filed.
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
23.3	Consent of Hogan Lovells US LLP (included in Exhibit 8.1).
23.4	Consent of Cushman & Wakefield Western, Inc. Previously filed.
23.5	Consent of Robert A. Stanger & Company, Inc. Previously filed.
24	Power of Attorney. Included on signature page to initial filing.
99.1 99.2 99.3
Form of Election Form. Filed herewith.
Appraisals of Cushman & Wakefield Western, Inc. Previously filed as Appendix B.
Fairness Opinion dated June 30, 2011 of Robert A. Stanger & Company. Previously filed as Appendix C.

Exhibit 5.1

Hoga Lovells	Hogan Lovells US LLP Park Place II 7930 Jones Branch Drive, Ninth Floor McLean, VA 22102 T +1 703.610.6100 F +1 703.610.6200 www.hoganlovells.com
July 15, 2011

Board of Trustees
Public Storage
701 Western Avenue
Glendale, CA 91201-2349

Ladies and Gentlemen:

We are acting as counsel to Public Storage, a Maryland real estate investment trust (the “Company”), in connection with its registration statement on Form S-4 (Reg. No. 333-175305), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the issuance of common shares of beneficial interest, par value $0.10 per share (the “Common Shares”) of the Company (the “Shares”), upon consummation of the Company’s proposed acquisition of all of the outstanding units of limited partnership interest not currently owned by the Company in each of Public Storage Partners, Ltd., Public Storage Partners II, Ltd., Public Storage Properties, Ltd., Public Storage Properties IV, Ltd. and Public Storage Properties V, Ltd. (collectively, the “Partnerships”), by way of mergers (the “Partnership Mergers”) effected pursuant to the Agreement and Plan of Reorganization, dated as of June 30, 2011 (the “Merger Agreement”), by and among the Company, PS Orangeco Partnerships, Inc., the Partnerships and other parties thereto.  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.   In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement of Declaration of Trust, as amended.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, (the “Maryland REIT Law”) and applicable provisions of the Maryland General Corporation Law, as amended (the “MGCL”).  As used herein, the terms “Maryland REIT Law” and “MGCL” include the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that, following the effectiveness of the Registration Statement, the Shares, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

Exhibit 8.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

July 15, 2011

Ladies and Gentlemen:
We have acted as special tax counsel to Public Storage, a Maryland real estate investment trust (the “Company”), in connection with its registration statement on Form S-4 (Reg. No. 333-175305), as amended (the “Registration Statement” which includes the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of common shares of beneficial interest, par value $0.10 per share of the Company, upon consummation of the Company’s proposed acquisition of all of the outstanding units of limited partnership interest not currently owned by the Company in each of Public Storage Partners, Ltd., Public Storage Partners II, Ltd., Public Storage Properties, Ltd., Public Storage Properties IV, Ltd. and Public Storage Properties V, Ltd. (collectively, the “Partnerships”), by way of mergers (the “Partnership Mergers”) effected pursuant to the Agreement and Plan of Reorganization, dated as of June 30, 2011 (the “Merger Agreement”), by and among the Company, PS Orangeco Partnerships, Inc., the Partnerships and other parties thereto.  In connection therewith, we have been asked to provide you with an opinion as to certain U.S. federal income tax matters related to the Company.
Basis for Opinions
The opinions set forth in this letter are based on our best judgment regarding the application of relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and administrative rulings and practices of the Internal Revenue Service (the “IRS”) (including its practices and policies endorsed in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof.  These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and that might result in material modifications of our opinions.
Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination made by the IRS or the Treasury Department in regulations or rulings issued in the future.  In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the following opinions, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following:

(1) the Registration Statement and the Prospectus (including the exhibits thereto and all amendments thereto made through the date hereof);

(2) the Merger Agreement;

(3)           the Agreement and Plan of Merger by and between Public Storage, Inc. (“PSI”), a California corporation, and the Company, dated March 19, 2007 (the “PSI Agreement”) (the reorganization pursuant to the PSI Agreement is referred to hereafter as the “PSI Maryland Merger”);

(4) the Registration Statement on Form S-4, containing the Joint Proxy Statement/Prospectus of PSI and Shurgard Storage Centers, Inc. (“Shurgard”), filed with the SEC on April 20, 2006, as amended through the date hereof;

(5) the Agreement and Plan of Reorganization by and among Public Storage Management, Inc. (“PSMI”) and PSI dated June 30, 1995 (the reorganization pursuant to such agreement is referred to hereafter as the “PSMI Merger”);

(6) the Amendment to PSI’s Restated Articles of Incorporation, as adopted in connection with the PSMI Merger;

(7) the Shareholders’ Agreement dated November 16, 1995 (“Shareholders’ Agreement”) entered into by B. Wayne Hughes, Tamara L. Hughes, B. Wayne Hughes, Jr. and Parker Hughes Trust No. 2;

(8) the articles of incorporation, by-laws and stock ownership information for PS OrangeCo., Inc., PS Business Parks, Inc. (previously known as American Office Park Properties, Inc., which was formerly known as Public Storage Commercial Properties Group, Inc.), PSCC, Inc., Public Storage Pickup & Delivery, Inc., and PS Orangeco Partnerships, Inc. (collectively, the “Corporate Affiliates”);

(9) the ruling request letters, dated March 19, 1995 and June 7, 1995, submitted to the IRS on behalf of PSI, and the ruling letter dated October 4, 1995, issued by the IRS in response thereto and the ruling request letters dated July 30, 1996, December 23, 1996, and March 4, 1997 and the ruling letter dated May 16, 1997 issued by the IRS in response thereto (the “Ruling Requests”);

(10) the Amendment to the Amended Management Agreement dated August 8, 1995;

(11) the Agreement and Plan of Merger by and among Storage Trust Realty (“Storage Trust”), PSI, and Merger Sub, dated as of November 12, 1998, as amended (the merger pursuant to such agreement is referred to hereafter as the “Storage Trust Merger”);

(12) the Agreement and Plan of Merger by and among Shurgard, PSI and ASKL Sub LLC, dated as of March 6, 2006;

(13) the Articles of Amendment and Restatement of Declaration of Trust of the Company (the “Declaration of Trust”); and

(14) such other instruments and documents related to the organization and operation of PSI and the Company as we have deemed necessary or appropriate.

The opinions set forth in this letter also are premised on certain written representations of PS Business Parks, Inc. contained in a letter addressed to Hogan Lovells US LLP dated on or about the date hereof regarding the assets, operations, and activities of PS Business Parks, Inc. (the “PS Business Parks Representation Letter”) and certain written representations of the Company (on its own behalf and as successor to PSI) contained in a letter dated on or about the date hereof regarding the assets, operations and activities of the Company and PS Orangeco Partnerships, Inc., including whether the Company has satisfied and will continue to satisfy, the stock ownership and gross income requirements applicable to REITs following the Partnership Mergers, the PSMI Merger, and the Storage Trust Merger (the “Management Representation Letter”).

We have made such factual and legal inquiries, including examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of our opinions.  For purposes of rendering our opinions, however, we have not made an independent investigation or audit of the facts set forth in any of the above-referenced documents, including the Registration Statement (including the Prospectus), the Management Representation Letter, and the PS Business Parks Representation Letter.  We consequently have relied upon the representations contained therein and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects relevant to our opinions.  Without limiting the foregoing, we have not undertaken to review and determine the tax status, as a partnership for U.S. federal income tax purposes, of each limited partnership, trust, or limited liability company in which the Company owns an interest (collectively, the “Partnership Subsidiaries”).  Instead, we have, with the Company’s consent, relied upon the representations of the Company (on its own behalf and as successor to PSI), set forth in the Management Representation Letter, as to the status of these entities for U.S. federal income tax purposes.  If any one or more of these entities were to be classified as an association taxable as a corporation for U.S. federal income tax purposes, and the Company were considered to own more than 10% of the outstanding voting securities of such entity (or for taxable years beginning after December 31, 2000, more than either (i) 10% of the voting power or (ii) 10% of the total value of the outstanding securities of such entity, unless the entity were to qualify and elect to be treated as a “taxable REIT subsidiary” under the applicable provisions of the Code), that would preclude the Company from qualifying as a “real estate investment trust” for U.S. federal income tax purposes and therefore would have a material adverse impact on the opinions set forth herein.

In our review, we have assumed, with your consent, that all of the obligations imposed by any documents on the parties thereto, have been and will be performed or satisfied substantially in accordance with their terms.  Moreover, we have assumed that each of the Company, the Corporate Affiliates (and any other corporate entities in which the Company owns an interest), and the Partnership Subsidiaries has been and will continue to be (as relevant) operated substantially in the manner described in the Registration Statement (including the Prospectus), the Ruling Requests, the Management Representation Letter and the relevant partnership agreement, articles (or certificate) of incorporation and other organizational documents.  We also have assumed the genuineness of all signatures, the proper execution of all documents that are executed, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.  Finally, we have assumed that any statement in the PS Business Parks Representation Letter or in the Management Representation Letter that is made “to the knowledge of,” “belief of,” or similarly qualified is correct and accurate, and that such representation or statement will continue to be correct and accurate, without such qualification.

We also have assumed for the purposes of this opinion, without inquiry with respect thereto, that (i) PSI was a validly organized and duly incorporated corporation under the laws of the State of California, (ii) the Company is a validly organized real estate investment trust under the laws of the State of Maryland; (iii) the provisions of the Shareholders’ Agreement are fully enforceable in the manner set forth therein under the laws of the State of California; (iv) until the effective time of the PSI Maryland Merger, the provisions of Article VII of the Amendment to PSI’s Restated Articles of Incorporation were fully enforceable in the manner set forth therein under the laws of the State of California; (v) the provisions of Article VII of the Declaration of Trust are fully enforceable in the manner set forth therein under the laws of the State of Maryland; (vi) each class or series of shares of stock of PSI (including the shares of equity stock thereof) was, until the effective date of the PSI Maryland Merger, validly issued and enforceable in accordance with its terms under the laws of the State of California; and (vii) each class or series of shares of beneficial interest of the Company issued in the PSI Maryland Merger is and has been at all times validly issued and enforceable in accordance with its terms under the laws of the State of Maryland.  In the event any of the statements, representations, or assumptions upon which we have relied in rendering our opinions is incorrect or incomplete, our opinions could be adversely affected and may not be relied upon.

Opinions
Based upon the foregoing, and subject to the various assumptions, limitations, and qualifications set forth in this letter, we are of the opinion that:

(1)
The Company is organized and currently operates in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation (as described in the Prospectus and the Management Representation Letter) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2011, and for subsequent taxable years; and

(2)
The statements in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” to the extent that they describe matters of U.S. federal income tax law or U.S. federal income tax legal conclusions, are correct in all material respects.

An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts.  There can be no assurance that positions contrary to our opinions will not be taken by the IRS or that a court considering the issues would not hold contrary to such opinions.

We assume no obligation to advise you of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter, and we are not undertaking to update this opinion letter from time to time.

The Company’s qualification and taxation as a REIT depends upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Registration Statement and the Prospectus with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to shareholders, and the diversity of its share ownership, and upon the Company utilizing all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code and the provision allowing for the disposal of assets within 30 days after the close of a calendar quarter included in Section 856(c)(4) of the Code (flush language), and all available deficiency dividend procedures) available to the Company under the Code to correct violations of specified REIT qualification requirements of Sections 856 and 857 of the Code.  Hogan Lovells US LLP will not review the Company’s compliance with these requirements on a continuing basis.  No assurance can be given that the actual results of operations of the Company, the sources of its income, the nature of its assets, the level of distributions to its shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

In this regard, we are expressing our opinion only as to the specific matters set forth in the numbered paragraphs under the caption “Opinions.”  It should be noted that among the representations that we are relying on is a representation as to the absence of any earnings and profits of PSMI or Storage Trust at the time of the PSMI Merger and the Storage Trust Merger.  We specifically are not rendering an opinion as to whether PSMI or Storage Trust had current or accumulated earnings and profits at the time of the PSMI Merger and the Storage Trust Merger.  There can be no assurance, however, that the IRS will not examine the tax returns of PSMI, Storage Trust, their predecessors and their affiliates for all years prior to the PSMI Merger and the Storage Trust Merger and propose adjustments to increase their taxable income, which could result in the Company being considered to have undistributed “earnings and profits,” in which event the Company would not qualify as a REIT for such year and possibly subsequent years.  For a discussion of certain of the considerations associated with these issues, we direct your attention specifically to the discussions of these matters contained in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations.”

In addition, we specifically are not rendering an opinion as to the past status of Shurgard as a REIT.  We have not and are not making any inquiries with respect thereto.
This opinion has been prepared for your use in connection with the filing of the Registration Statement, and speaks as of the date hereof.  This opinion may not be used or relied upon by any other person or for any other purpose and may not be disclosed, quoted, or filed with a governmental agency or otherwise referred to without our prior written consent.  We hereby consent to (i) the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and (ii) the reference to this firm under the caption “Legal Opinions” in the Prospectus.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

Exhibit 99.1
[           ]
FORM OF ELECTION FORM

FOR THE ELECTION TO RECEIVE CASH OR PUBLIC STORAGE COMMON SHARES
 FOR UNITS OF LIMITED PARTNERSHIP INTEREST OF [    ].

Please read and follow carefully the instructions set forth below, which set forth the requirements that need to be complied with in order to make an effective election. Nominees, trustees or other persons who hold units of limited partnership interest (“Units”) of [    ] (the “Partnership”) in a representative capacity are directed to Instruction F(4).

TO BE EFFECTIVE, THIS ELECTION FORM, PROPERLY COMPLETED AND SIGNED IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS, MUST BE RECEIVED BY COMPUTERSHARE TRUST COMPANY, N.A. (THE “EXCHANGE AGENT”), AT THE APPROPRIATE ADDRESS SET FORTH BELOW, NO LATER THAN AUGUST --, 2011, THE ELECTION DEADLINE. DELIVERIES MADE TO ADDRESSES OTHER THAN THE ADDRESS FOR THE EXCHANGE AGENT SET FORTH BELOW DO NOT CONSTITUTE VALID DELIVERIES, AND THE EXCHANGE AGENT WILL NOT BE RESPONSIBLE THEREFOR.

This Election Form is to be executed and returned to the Exchange Agent at one of the following addresses:

By Mail	By Overnight Courier	For Assistance
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021	Computershare Trust Company, N.A. Corporate Actions (877) 881-5972

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

This Election Form is being delivered in connection with the acquisition by Public Storage of all of the Units not currently owned by Public Storage through the merger of a Public Storage subsidiary into the Partnership (the “Merger”), pursuant to the Agreement and Plan of Reorganization dated as of June 30, 2011, among, inter alia, Public Storage, [    ] and the Partnership (the “Merger Agreement”).

The undersigned, subject to the Election Procedures (as defined below) and the other terms and conditions set forth in this Election Form, including the documents incorporated herein by reference, hereby elects (an “Election”), as indicated below, upon consummation of the Merger to have each of the Units owned by the Unitholder converted into the right to receive $[     ] in cash, without interest (a “Cash Election”) or converted into Public Storage common shares and cash in lieu of any fractional share, if applicable (a “Stock Election”). A Unitholder may not make an Election for less than all of the Units owned by the Unitholder.

If the Exchange Agent has not received your properly completed Election Form at the address designated in this Election Form by August --, 2011, you will be deemed to have made a Stock Election and will receive Public Storage common shares and cash in lieu of any fractional share, if applicable, in the Merger.

The undersigned hereby certifies that this Election covers all of the Units registered in the name of the undersigned and either (i) beneficially owned by the undersigned, or (ii) owned by the undersigned in a representative or fiduciary capacity for a particular beneficial owner or for one or more beneficial owners, except as otherwise permitted pursuant to Instruction F(4).

This Election is subject to the terms and conditions, including the election procedures  (the “Election Procedures”), set forth in the Merger Agreement and the Information Statement dated July __, 2011 (the “Information Statement”) furnished to limited partners of the Partnership, in connection with the Merger, all of which are incorporated herein by reference. Receipt of the Information Statement, including the Merger Agreement attached as Appendix A to the Information Statement, is hereby acknowledged. Copies of the Information Statement are available from the Exchange Agent upon request (see Instruction G(9)).

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS ELECTION FORM. PROMPT ACTION IS REQUESTED.

UNITHOLDER(S) SIGN HERE

The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Election Form and to surrender for cancellation the above-described Units and that the rights represented by the Units are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender of the above-described Units surrendered hereby. All authority herein conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This surrender of the above-described Units may be revoked only in accordance with Instruction F(1).

IMPORTANT INFORMATION FOR YOU TO PROVIDE EITHER INDIVIDUALLY OR ON BEHALF OF AN ENTITY

Whether you receive common shares or you elect to receive cash in the Merger, you will need to complete and return a certificate of non-foreign status below (Box E1 for individuals; Box E2 for entities), to ensure that 10% U.S. federal income tax withholding is not required.

INSTRUCTIONS

The Execution Section of this Election Form should be properly filled in, dated and signed and delivered to the Exchange Agent at the address set forth on the first page of this Election Form. Please read and follow carefully the instructions regarding completion of this Election Form set forth below. If you have any questions concerning this Election Form or require any information or assistance, see Instruction G(9).

A. TIME IN WHICH TO ELECT

IN ORDER FOR AN ELECTION TO BE EFFECTIVE, THE EXCHANGE AGENT MUST RECEIVE A PROPERLY COMPLETED ELECTION FORM NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON AUGUST --, 2011 (the “Election Deadline”). If all conditions set forth in the Merger Agreement have been met or, if permissible, waived, the Merger will be effective on August --, 2011.

IF THE EXCHANGE AGENT HAS NOT RECEIVED YOUR PROPERLY COMPLETED ELECTION FORM BY THE ELECTION DEADLINE, YOU WILL BE DEEMED TO HAVE MADE A STOCK ELECTION AND WILL RECEIVE PUBLIC STORAGE COMMON SHARES (AND CASH IN LIEU OF ANY FRACTIONAL SHARE) IN THE MERGER.

For instructions regarding changes or revocations of Elections and the time in which such changes or revocations can be made, see Instructions F(1) and F(2) below.

B. ELECTIONS

This Election Form provides for your Election, subject to the Election Procedures and the other terms and conditions set forth hereunder and in the documents incorporated herein by reference, upon consummation of the Merger to have each of the Units covered by this Election Form converted into the right to receive $[     ] in cash, without interest (a “Cash Election”) or into Public Storage common shares and cash in lieu of any fractional share, if applicable (a “Stock Election”).

You should understand that your Election is subject to certain terms and conditions that are set forth in the Merger Agreement and described in the Information Statement. The Merger Agreement is included as Appendix A to the Information Statement. Copies of the Information Statement may be requested from the Exchange Agent at the address and telephone number set forth on the first page of this Election Form (see Instruction G(9)). The delivery of this Election Form to the Exchange Agent constitutes acknowledgement of the receipt of the Information Statement. EACH HOLDER OF UNITS IS STRONGLY ENCOURAGED TO READ THE INFORMATION STATEMENT IN ITS ENTIRETY AND TO DISCUSS THE CONTENTS THEREOF, THE MERGER AND THIS ELECTION FORM WITH HIS OR HER PERSONAL FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHETHER TO ELECT CASH OR STOCK. THE TAX CONSEQUENCES TO A HOLDER OF UNITS WILL VARY DEPENDING UPON A NUMBER OF FACTORS. FOR CERTAIN INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF AN ELECTION, SEE “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS -- THE MERGER” IN THE INFORMATION STATEMENT.

C. CASH ELECTION

By completing and submitting the Election Form and indicating you elect the Cash Election in Box B (Cash or Stock Election), you are electing, subject to the Election Procedures and the other terms and conditions set forth in this Election Form, including the documents incorporated herein by reference, to receive cash for all of the Units covered by this Election Form. As soon as practicable after the Merger becomes effective, the Exchange Agent will make the payments of cash to be received by holders of Units or their designees in accordance with the Election Procedures. The Exchange Agent will thereafter issue and mail to you a check for any cash to which you are entitled.

D. STOCK ELECTION

By completing and submitting the Election Form and indicating you elect the Stock Election in Box B (Cash or Stock Election) to receive Public Storage common shares, you are electing, subject to the Election Procedures and the other terms and conditions set forth in this Election Form, including the documents incorporated herein by reference, to receive Public Storage common shares for all of the Units covered by this Election Form. Any fractional shares will be paid in cash. As soon as practicable after the Merger, the Exchange Agent will send to each holder of Partnership Units whose Units have been converted into Public Storage common shares as shown on the books of Computershare Trust Company, N.A., a statement confirming the number of Public Storage common shares registered to such holder as a result of the Merger. Once a holder receives a statement evidencing the direct registration in book entry form of the Public Storage common shares issued to such holder, such holder may contact Computershare Trust Company, N.A. to receive a share certificate evidencing such shares if you desire. IF YOU DO NOT RECEIVE YOUR STATEMENT OF HOLDINGS OF PUBLIC STORAGE COMMON SHARES RECEIVED IN THE MERGER BY _____________, 2011, CALL COMPUTERSHARE TRUST COMPANY, N.A. AT (800) 546-5141 FOR A COPY. YOU WILL NOT RECEIVE A CERTIFICATE FOR YOUR SHARES UNLESS YOU REQUEST A CERTIFICATE FROM COMPUTERSHARE TRUST COMPANY, N.A.

E. FAILURE TO MAKE AN EFFECTIVE CASH ELECTION

If you have failed to make an effective Cash Election or if your Election is deemed by the Exchange Agent or Public Storage to be defective in any way, you will be deemed to have made a Stock Election and will receive Public Storage common shares and cash in lieu of any fractional share, if applicable, in the Merger.

F. SPECIAL CONDITIONS

(1) Revocation of Election. An election may be revoked by the person or persons making such election by a written notice signed and dated by such person or persons and received by the Exchange Agent prior to the Election Deadline, identifying the name of the registered holder of the Units subject to such Election and the total number of Units owned by the beneficial owner.

(2) Nullification of Election. All Election Forms will be void and of no effect if the Merger is not consummated.

(3) Elections Subject to Election Procedures. All Elections are subject to the Election Procedures set forth in the Merger Agreement and described in the Information Statement under the caption “The Merger -- Cash Election Procedure” and to the other terms and conditions set forth thereunder and hereunder, including the documents incorporated herein by reference.

(4) Units Held by Nominees, Trustees or other Representatives. Holders of record of Units who hold such Units as nominees, trustees or in other representative or fiduciary capacities (a “Representative”) may submit one or more Election Forms covering the aggregate number of Units held by such Representative for the beneficial owners for whom the Representative is making an Election, provided, that such Representative certifies that each such Election Form covers all the Units held by such Representative for a particular beneficial owner. Any Representative who makes an Election may be required to provide the Exchange Agent with such documents and/or additional certifications, if requested, in order to satisfy the Exchange Agent that such Representative holds such Units for a particular beneficial owner of such Units. If any Units held by a Representative are not covered by an effective Election Form, they will be exchanged for Public Storage common shares.

G. GENERAL

(1) Execution and Delivery. In order to make an effective Election, you must correctly fill in the Execution Section of this Election Form. After dating and signing it, you are responsible for its delivery to the Exchange Agent at the address set forth on the first page of this Election Form by the Election Deadline. YOU MAY CHOOSE ANY METHOD TO DELIVER THIS ELECTION FORM; HOWEVER, YOU ASSUME ALL RISK OF NON-DELIVERY. IF YOU CHOOSE TO USE THE MAIL, WE RECOMMEND THAT YOU USE CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

(2) Signatures. Except as otherwise permitted below, you must sign this Election Form exactly the way your name appears on the label in Box A (Registered Holder Information). If the Units are owned by two or more persons, each must sign exactly as his or her name appears on the label in Box A (Registered Holder Information). If the Units have been assigned by the registered owner, this Election Form should be signed in exactly the same way as the name of the assignee appearing on the transfer documents. See Instruction G(5)(a).

(3) Notice of Defects; Resolution of Disputes. None of the Partnership, Public Storage and the Exchange Agent will be under any obligation to notify you or anyone else that the Exchange Agent has not received a properly completed Election Form or that any Election Form submitted is defective in any way.

Any and all disputes with respect to Election Forms or to Elections made in respect of Units (including but not limited to matters relating to the Election Deadline, time limits, effectiveness of any Elections) will be resolved by Public Storage and its decision will be conclusive and binding on all concerned. Public Storage may delegate this function to the Exchange Agent in whole or in part. Public Storage or the Exchange Agent shall have the absolute right in its sole discretion to reject any and all Election Forms which are deemed by either of them to be not in proper form or to waive any immaterial irregularities in any Election Form.

(4) Issuance of Payment Check(s). If the Payment Check(s) are to be issued in the name of the registered holder(s) as it appears on the label in Box A (Registered Holder Information), no guarantee of the signature on the Election Form is required. For corrections in name and change in name not involving changes in ownership, see Instruction G(5)(b).

(5) Issuance of Payment Check(s) in Different Names. If the Payment Check(s) are to be issued in the name of someone other than the registered holder(s) as it appears on the label in Box A (Registered Holder Information), you must follow the guidelines below. Note that in each circumstance listed below, unitholder(s) must have signature(s) guaranteed in Box D (Signature Guarantee) and complete Box F (Special Payment Instructions).

(a) Transferee’s Signature and Guarantee. If the Units have been assigned by the registered owner, this Election Form must be signed by the transferee or assignee or his or her agent, and should not be signed by the transferor or assignor (the former registered owner). See Box C (Sign Here). The signature of such transferee or assignee must be medallion guaranteed by an eligible guarantor institution (Box D) as provided below.

DEFINITION OF ELIGIBLE GUARANTOR INSTITUTION

Generally an eligible guarantor institution, as defined in Rule 17Ad-15 of the regulations of the Securities and Exchange Commission, means: (i) banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Securities Exchange Act of 1934; (iii) credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) national securities exchanges, registered securities associations, clearing agencies, as those terms are used under the Securities Exchange Act of 1934; and (v) savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act).

(b) Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, proceed as follows. For a change in name by marriage, etc., the Election Form should be signed, e.g., “Mary Doe, now by marriage Mary Jones.” For a correction in name, the Election Form should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown.” The signature in each case should be guaranteed in the manner described in Instruction G(5)(a) above and Box F (Special Payment Instructions) should be completed.

You should consult your own tax advisor as to any possible tax consequences resulting from the issuance of Payment Check(s) in a name different from that of the registered holder(s) of the Units.

(6) Supporting Evidence. In case any Election Form is executed by an agent, attorney, administrator, executor, guardian, trustee or any person in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there must be submitted (with the Election Form) documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions when necessary), as well as evidence of the authority of the person making such execution to assign, sell or transfer the Units. Such documentary evidence of authority must be in form satisfactory to the Exchange Agent.

(7) Special Mailing Instructions. The Payment Check(s) will be mailed to the address of the registered holder(s) as indicated in Box A (Registered Holder Information), unless instructions to the contrary are given in Box G (Special Mailing Instructions).

(8) Certificate of non-foreign status. Whether you receive common shares or you elect to receive cash in the Merger, you will need to complete and return a certificate of non-foreign status (either Box E1 or Box E2), to ensure that 10% U.S. federal income tax withholding is not required. See “Material U.S. Federal Income Tax Considerations – The Mergers – Certification of Non-Foreign Status to Avoid FIRPTA Withholding” in the Information Statement. If you are an individual holder of Units, please complete the Individual Certificate of Non-Foreign Status (Box E1). If the holder of Units is an entity (corporation, partnership, trust, estate, etc.) please complete the Entity Certificate of Non-Foreign Status (Box E2). If the holder of Units is a disregarded entity for U.S. tax purposes, the owner of the disregarded entity must complete the appropriate form below.

(9) Assistance and Information. If you need assistance to complete this Election Form or wish to obtain additional copies of the Election Form and the Information Statement, please contact the Exchange Agent at the addresses and telephone number set forth on the first page of this Election Form. If you have questions, please contact Computershare Trust Company, N.A. at the address and telephone numbers set forth on the first page of this Election Form.

H. DELIVERY OF PAYMENT

Cash Elections.  As soon as practicable after the Merger becomes effective, the Exchange Agent will make the payments of cash to be received by holders of Units or their designees that have validly made a Cash Election in accordance with the Election Procedures. The Exchange Agent will thereafter issue and mail to each such holder a check for any cash to which such holder is entitled.

Stock Elections.  After the Merger becomes effective, holders of Units that validly made Stock Elections or which failed to make any valid Election, without any further action, will be credited for the number of whole Public Storage common shares into which Units held by such holders have been converted. As soon as practicable after the Merger, the Exchange Agent, Computershare Trust Company, N.A., will send to each holder of Partnership Units whose Units have been converted into Public Storage common shares as shown on the books of Computershare Trust Company, N.A., a statement confirming the number of Public Storage common shares registered to such holder and a check in an amount equal to any cash payment in lieu of any fractional share to which such holder would be entitled . Once a holder receives a statement evidencing the direct registration in book entry form of the Public Storage common shares issued to it as a result of the Merger, such holder may contact Computershare Trust Company, N.A. to receive a share certificate representing such shares, if desired. IF YOU DO NOT RECEIVE YOUR STATEMENT OF HOLDINGS OF PUBLIC STORAGE COMMON SHARES RECEIVED IN THE MERGER BY _____________, 2011, CALL COMPUTERSHARE TRUST COMPANY, N.A. AT (877) 881-5972 FOR A COPY. YOU WILL NOT RECEIVE A CERTIFICATE FOR YOUR SHARES UNLESS YOU REQUEST A CERTIFICATE FROM COMPUTERSHARE TRUST COMPANY, N.A.